UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   Regulation FD Disclosure.
On December 24, 2015, ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), a wholly-owned subsidiary of DST Systems, Inc., a Delaware corporation (“DST”) and Kaufman Rossin Fund Services LLC, a Delaware limited liability company (“KRFS”) issued a press release announcing that they had entered into a definitive agreement (the "Agreement"), pursuant to which ALPS will acquire KRFS, subject to the terms of the Agreement.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is furnished to and not filed with the Securities and Exchange Commission.  A copy of the Press Release is attached hereto as Exhibit 99.1, and is incorporated herein by reference and constitutes part of this report.

ITEM 8.01 Other Events.
On December 23, 2015, DST's wholly-owned subsidiary ALPS, entered into a definitive agreement to purchase KRFS, for $95 million in cash, subject to certain adjustments. DST is financing the acquisition through cash-on-hand and available lines of credit.

KRFS is an independent, full-service provider of specialized administration services to the global financial community with annual revenues of approximately $26 million. KRFS' hedge fund services include accounting and valuation, back-office outsourcing, investor services, treasury services, and customized reporting.

Consummation of the transaction is subject to certain consents and other customary closing conditions. It is anticipated that the closing will occur during the first quarter of 2016. The transaction is projected to be approximately breakeven to DST’s dilutive earnings per share in the first year.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description
	99.1	Press release dated December 24, 2015.
Safe Harbor Statement
Certain material presented in this report includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this report that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8- K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this report to reflect new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of December, 2015.

DST Systems, Inc.

By: /s/ Gregg Wm. Givens

Name: Gregg Wm. Givens
Title: Senior Vice President, Chief Financial
Officer and Treasurer